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Exhibit No. 12

                           THE PROGRESSIVE CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (millions)
                                   (unaudited)

                                                                     Years Ended December 31,
                                                 --------------------------------------------------------------
                                                    2004          2003          2002         2001        2000
                                                 ---------     ---------     ---------     --------     -------
Income before income taxes                       $ 2,450.8     $ 1,859.7     $   981.4     $  587.6     $  31.8
                                                 ---------     ---------     ---------     --------     -------
Fixed Charges:
    Interest and amortization on indebtedness         84.7          97.0          75.1         53.4        81.1
    Portion of rents representative
        of the interest factor                         8.9           7.5           5.6          7.4         8.0
                                                 ---------     ---------     ---------     --------     -------
Total fixed charges                                   93.6         104.5          80.7         60.8        89.1
                                                 ---------     ---------     ---------     --------     -------
Interest capitalized, net of amortized
        interest                                      (3.6)         (1.2)          (.1)         (.7)       (2.9)
                                                 ---------     ---------     ---------     --------     -------
Total income available for fixed charges         $ 2,540.8     $ 1,963.0     $ 1,062.0     $  647.7     $ 118.0
                                                 =========     =========     =========     ========     =======
Ratio of earnings to fixed charges                    27.1          18.8          13.2         10.7         1.3
                                                 =========     =========     =========     ========     =======
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